Exhibit 10.31
FORM OF NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK GRANT AGREEMENT
PURSUANT TO THE ERA GROUP INC.
2012 SHARE INCENTIVE PLAN
RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”), dated as of [•]1, (the “Date of Grant”) between Era Group Inc., a Delaware corporation (the “Company”), and [•]2 (the “Grantee”).
RECITALS:
WHEREAS, the Company has adopted the Era Group Inc. 2012 Share Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Company has determined that it would be in the best interests of the Company and its stockholders to issue and grant to the Grantee pursuant to the Plan, and the Grantee desires to accept, shares of the Company’s common stock, par value $0.01 (“Common Stock”), upon the terms and subject to the conditions hereinafter provided.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

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1.Grant of Restricted Stock.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee [•]3 shares of restricted Common Stock (the “Restricted Stock”). Except as otherwise provided herein including, without limitation, the provisions of Paragraph 3 hereof, the Grantee shall have with respect to the Restricted Stock all of the rights of a holder of Common Stock, including the right to receive dividends, if paid, and the right to vote the Common Stock, provided, however, that, prior to the record date for any dividend, the Committee shall determine, in its sole discretion, whether (i) the Grantee shall immediately receive the dividend on the Restricted Stock on the payment date, notwithstanding the vesting date of the underlying Restricted Stock as set forth in Paragraph 2 below or (ii) the amount of the dividend otherwise payable on the Restricted Stock shall be held in escrow from and after the dividend payment date until the Restricted Stock vests, at which time the amount of the dividend shall be paid to the Grantee. The Company shall cause the Restricted Stock to be issued in the name of the Grantee on the books and records of the Company promptly following execution of this Agreement by the Grantee. The Grantee acknowledges that the Restricted Stock is uncertificated and shall be credited to an escrow account until the lapse of the restriction period. Upon the request of the Company, the Grantee agrees to execute and deliver to the Company a stock power in a form satisfactory to the Company, duly endorsed in blank, relating to the Restricted Stock.
__________________________
1) Insert date.
2) Insert non-employee director name.
3) Insert number of shares.

2.    Vesting.

a.
Subject to the terms and conditions set forth herein and in the Plan the Restricted Stock shall vest [in equal installments on each of the first four anniversaries] [as to 100% of the Restricted Stock on the first anniversary] of the Date of Grant.

Notwithstanding the foregoing, the Restricted Stock shall vest immediately, without any action on the part of the Company (or its successor as applicable) or the Grantee if, prior to a Forfeiture (as defined below) by the Grantee, any of the following events occur:
(i)    the death of the Grantee;
(ii)    the Grantee becomes disabled (as defined below); or
(iii)    the occurrence of a Change in Control of the Company, other than the Transaction (as defined below).

b.
Notwithstanding anything in the Plan to the contrary, upon the occurrence of the Transaction, the Restricted Stock shall continue to vest as described in Paragraph 2(a) hereof and will continue to be subject to the other terms and conditions of this Agreement and the Plan. Upon the occurrence of any of the following events on or following the Transaction:

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i.	the death of the Grantee;

ii.	the Grantee becomes disabled (as defined below); or

iii.	the Grantee ceasing to be a director of the Company,
then the Restricted Stock shall vest immediately, without any action on the part of the Company (or its successor, as applicable) or the Grantee.

c.	As used in this Agreement,
“Disabled” shall mean that by reason of injury or illness (including mental illness) the Grantee shall be unable to perform his or her director duties for ninety (90) consecutive days or 120 days in a 12 month period.
“Transaction” shall mean the consummation of the transactions contemplated by that certain Agreement and Plan of Merger by and among Era Group Inc., Ruby Redux Merger Sub, Inc. and Bristow Group Inc., dated as of January 23, 2020.
3.    Forfeiture. Except as set forth in Paragraph 2(a) and 2(b) hereof, upon termination of the Grantee’s service as a director of the Company, any unvested shares of this Restricted Stock award shall not vest and all such unvested shares shall immediately thereupon be forfeited by the Grantee to the Company without any consideration therefor (a “Forfeiture”).
4.    Representations and Warranties of Grantee. The Grantee hereby represents and warrants to the Company as follows:

a.	The Grantee has the legal right and capacity to enter into this Agreement and fully understands the terms and conditions of this Agreement.

b.
The Grantee is acquiring the Restricted Stock for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the United States Securities Act of 1933, as amended (the “Securities Act”).

c.
The Grantee understands and agrees that none of the shares of the Restricted Stock may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws, and then only in accordance with the Era Group Inc. Insider Trading and Tipping Policy (the “Insider Trading Policy”). The Grantee further understands that the Company has no obligation to cause or to refrain from causing the resale of any of the shares of the Restricted Stock or any other shares of its capital stock to be registered under the Securities Act or to comply with any exemption under the Securities Act which would permit the shares of the Restricted Stock to be sold or otherwise transferred by the Grantee.

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The Grantee further understands that, without approval in writing pursuant to the Insider Trading Policy, no trade may be executed in any interest or position relating to the future price of Company securities, such as a put option, call option, or short sale (which prohibition includes, among other things, establishing any “collar” or other mechanism for the purpose of establishing a price).
5.    Transferability.  The Grantee shall not transfer or assign the Restricted Stock except as permitted in accordance with Section 17 of the Plan.
6.    Notices.  Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a United States Post Office as certified mail, postage prepaid, addressed, as appropriate, if to the Grantee, at such address as the Company shall maintain for the Grantee in its personnel records or such other address as he may designate in writing to the Company, and if to the Company, at 818 Town & Country Blvd., Houston, Texas 77024, Attention: General Counsel or such other address as the Company may designate in writing to the Grantee.
7.    Entire Agreement.  This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, discussions and understandings (whether oral or written and whether express or implied) with respect to such subject matter. If there is any inconsistency between the terms of the Plan and the terms of this Agreement, the Plan’s terms shall supersede and replace the conflicting term of this Agreement.
8.    Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
9.    Tenure.  The Grantee’s right, if any, to continue to serve as a director of the Company or any of its subsidiaries shall not be enlarged or otherwise affected by the award hereunder or his or her designation as a participant under the Plan.
10.    Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.
11.    Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles and provisions thereof relating to conflict or choice of laws.
12.    Amendment and Termination.  This Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

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13.    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
14.    Construction. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail; provided, however, that in the case of any conflict or ambiguity pertaining to a Change in Control, this Agreement will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Grantee.
IN WITNESS WHEREOF, the Company has executed this Agreement on the date and year first above written.

Era Group, Inc.

Christopher Bradshaw Chief Executive Officer

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement as of the date and year first above written.

Name:

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